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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Trident Microsystems, Inc. of our report dated July 24,1996 appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in that Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
June 19, 1997


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